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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  FORM 8-K/A-1

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934


Date of Report (Date of earliest event reported) May 30, 1997



                             UNIHOLDING CORPORATION
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             (Exact name of registrant as specified in its charter)


        Delaware              0-9833              58-1443790
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(State or other jurisdiction  (Commission        (IRS Employer
   of incorporation)          File Number)    Identification No.)



  96 Spring Street, New York, New York             10012
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(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (212) 219-9496


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Item 4.           Changes in Registrant's Certifying Accountant

(a) Effective May 31, 1997, the Board of Directors by unanimous written consent elected to change the principal accountants, and elected to engage ATAG Ernst & Young SA, member of Ernst & Young International, to audit the registrant's financial statements for the year ending May 31, 1997 and to replace Richard A. Eisner & Company, LLP as the principal accountants.

(b) This change of principal accountants was recommended by the Audit Committee of the Board of Directors, which recommendation was adopted by the Audit Committee at a meeting on May 26, 1997. The unanimous written consent was completed by the directors on May 30, 1997. On the same date the former accountant was notified of the change of accountants.

(c) The reports of Richard A. Eisner & Company, LLP on the registrant's financial statements for the years ended May 31, 1996 and May 31, 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d) During the registrant's two most recent fiscal years ended May 31, 1996 and during the subsequent interim period through May 30, 1997, except as described in section (e) below, there were no disagreements with Richard A. Eisner & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Richard A. Eisner & Company, LLP would have caused Richard A. Eisner & Company, LLP to make reference to the subject matter of the disagreements in connection with its report.

(e) (i) During fiscal year 1996 the registrant invested approximately $3 million for a 1/3 voting interest (and 2/3 of the equity) in MISE S.A. The MISE transaction is described in detail in Note 11 to the 1996 financial statements and other sections of the 1996 Form 10-K. The registrant initially capitalized the investment and reflected the $3 million as an asset in the balance sheet of interim financial statements included in Forms 10-Q for fiscal 1996 and initially misdescribed certain aspects of the investment. The former accountant advised the registrant of the need to expand significantly the scope of its audit in connection with the MISE transaction. As a result of the expanded inquiries, the former accountant believed that U.S. generally accepted accounting principles required the $3 million to be expensed and the registrant accordingly agreed and expensed the $3 million as reported in its 1996 Form 10-K.

                  (ii) The Board of Directors discussed in detail the MISE transaction which was the subject of a disagreement in the view of the former accountant. However, the Board did not

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discuss the matter with the former accountant  because the registrant had agreed with the former accountant, thereby resolving the matter.

                  (iii) The registrant has authorized the former accountant to respond fully to the inquiries of the successor accountant concerning the MISE transaction and any other transactions.

(f) During the registrant's two most recent fiscal years ended May 31, 1996 and during the subsequent interim period through May 30, 1997, except as described in section (g) below, there are no other reportable events (as defined in Item 304(a)(1)(v)).

(g) The former accountant has advised the registrant that information has come to the accountant's attention concerning current tax provisions/benefits and deferred tax asset and liability accounts and accounting treatment of a recent segment recapitalization and recent writedowns of real estate and goodwill that, if further investigated, may materially impact the fairness or reliability of the financial statements issued covering the fiscal period ending February 28, 1997 (i.e., subsequent to the date of the most recent audited financial statements), and due to the change of accountants the former accountant did not conduct such further investigation.

(h) The registrant has requested Richard A. Eisner & Company, LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.


Item 7.  Financial Statements and Exhibits.


(c)      Exhibits

         (16)     Letter from Richard A. Eisner & Company, LLP, dated
June 6, 1997.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               UNIHOLDING CORPORATION
                                               (Registrant)


Date:  June 10, 1997                           By:  /s/BRUNO ADAM
                                                    ------------------
                                                    BRUNO ADAM
                                                    Chief Financial Officer